UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2005

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 William Street, Wellesley, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 237-5100

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement and Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 29, 2005, John P. Murphy, Executive Vice President and Chief Operating Officer, notified PerkinElmer of his decision to resign his position with the Company for personal reasons relating to his decision not to relocate from California to Massachusetts. Mr. Murphy will leave PerkinElmer on October 22, 2005.

In conjunction with Mr. Murphy’s departure, his employment agreement with the Company, dated June 10, 2004, will terminate effective October 22, 2005. The material terms and conditions of that agreement were described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 8, 2004, which description is incorporated herein by this reference. The Company will not make any payments to, or accelerate any benefits for, Mr. Murphy as a result of his resignation from the Company, other than payment of a pro rata portion of Mr. Murphy’s second-half 2005 cash bonus under the Company’s Performance Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: August 30, 2005	By:	/s/ Robert F. Friel
Robert F. Friel Executive Vice President and Chief Financial Officer